BRAZOS REAL ESTATE SECURITIES PORTFOLIO

                        INVESTMENT SUBADVISORY AGREEMENT

       AGREEMENT made as of the 7th day of April, 2004 (the "Effective Date"), between John McStay Investment Counsel, L.P., a limited partnership formed under the laws of the State of Delaware and having its principal place of business in Dallas, Texas ("JMIC"), and AIG Global Investment Corp., a corporation incorporated under the laws of the State of New Jersey and having its principal place of business in New York, New York (the "Subadviser").

      WHEREAS, JMIC serves as the investment adviser to the Brazos Real Estate Securities Portfolio (the "Portfolio"), a series of Brazos Mutual Funds (the "Trust"), a Delaware statutory trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, under its Advisory Agreement with the Trust on behalf of the Portfolio ("Advisory Agreement"), JMIC is authorized to appoint subadvisers for the Portfolio; and

      WHEREAS, JMIC wishes to retain the Subadviser to render investment advisory services to the Portfolio; and

      WHEREAS, the Subadviser is willing to provide such services to the Portfolio and JMIC upon the terms and conditions and for the compensation set forth below;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF SUBADVISER. JMIC hereby appoints the Subadviser to act as an investment adviser for the Portfolio in accordance with the terms and conditions of this Agreement. The Subadviser will be an independent contractor and will have no authority to act for or represent the Portfolio, the Trust or JMIC in any way or otherwise be deemed an agent of the Portfolio, the Trust or JMIC except as expressly authorized in this Agreement or another writing by the Portfolio, the Trust, JMIC and the Subadviser. The Subadviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.    DUTIES OF SUBADVISER.

      (A) INVESTMENT PROGRAM. Subject to the control and supervision of JMIC and the Board of Trustees of the Trust (the "Board"), the Subadviser, at its own expense, shall provide to the Portfolio a continuous investment program for such portion of the Portfolio's assets that is allocated to it by JMIC from time to time. With respect to such assets, the Subadviser shall determine what investments shall be purchased, held, sold or exchanged by the Portfolio and what portion, if any, of the assets of the Portfolio shall be held in cash or cash equivalents, and purchase and sell portfolio securities for the Portfolio.

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In  accordance  with  Subsection  (b) of this  Section 2, the  Subadviser  shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Portfolio's account and will exercise full discretion and act for the Portfolio in the same manner and with the same force and effect as the Portfolio might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

      In the performance of its duties, the Subadviser will act in the best interests of the Portfolio and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules under each,
(ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of the Portfolio, as stated in the then-current form N-lA Registration Statement of the Portfolio ("Registration Statement"), (iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or JMIC reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended ("Code"), applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to time in effect, and (vi) the reasonable written instructions of JMIC. JMIC shall be responsible for providing the Subadviser with current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2(a). JMIC shall provide the Subadviser with prior written notice of any material change to the Registration Statement that would affect the Subadviser's management of the Portfolio.

      (B) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Portfolio's assets, the Subadviser will select the brokers or dealers that will execute purchase and sale transactions for the Portfolio, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall use its best efforts to obtain for the Portfolio the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Subadviser, bearing in mind the Portfolio's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

      Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 ("Exchange Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker-dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion. In addition, subject to seeking best execution, JMIC or the

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Subadviser  also may (but is not required  to)  consider  sales of shares of the
Portfolio as a factor in the selection of brokers and dealers.

      On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients over time.

      The Subadviser may buy securities for the Portfolio at the same time it is selling such securities for another client account and may sell securities for the Portfolio at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Subadviser may effectuate cross transactions between the Portfolio and such other account if it deems this to be advantageous.

      The Subadviser will advise the Portfolio's custodian or such depository or agents as may be designated by the custodian and JMIC promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Portfolio's custodian may need to settle a security's purchase or sale. The Subadviser shall not have possession or custody of the Portfolio's investments. The Portfolio shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Subadviser giving proper instructions to the custodian, the Subadviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

      The Subadviser agrees that it shall not direct portfolio transactions for the Portfolio through any broker or dealer that is an "affiliated person" of the Subadviser (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission), except as permitted under the 1940 Act. JMIC agrees that it will provide the Subadviser with a list of brokers and dealers that are affiliated persons of the Portfolio, or affiliated persons of such persons, and shall timely update that list as the need arises. JMIC agrees that any entity or person associated with JMIC or the Subadviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust that is permitted by
Section 11(a) of the Exchange Act, and JMIC consents to the retention of compensation for such transactions.

      (C) EXPENSES. The Subadviser, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Subadviser's duties under this Agreement. However, the Subadviser shall not be obligated to pay any expenses of JMIC, the Portfolio, or the Trust, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the

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purchase or sale of securities or other investment instruments for the Portfolio and custodian fees and expenses.

      (D) VALUATION. Securities traded on a national securities exchange or The Nasdaq Stock Market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, the Subadviser, at its expense and in accordance with procedures and methods established by the Board, which may be amended from time to time, will provide assistance to JMIC, or other applicable service providers for the Trust and the Portfolio, in determining the fair value of such securities, including providing market price information relating to these assets of the Portfolio. The Subadviser also shall monitor for "significant events" that occur after the closing of a market but before the time as of which the Portfolio calculates its net asset value and that may affect the valuation of the Portfolio's portfolio securities and shall notify JMIC promptly of the occurrence of any such events.

      (E) REPORTS and AVAILABILITY OF PERSONNEL. The Subadviser, at its expense, shall render to the Board and JMIC such periodic and special reports as the Board and JMIC reasonably may request with respect to matters relating to the duties of the Subadviser set forth herein. The Subadviser, at its expense, will make available to the Board and JMIC at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Portfolio and to consult with the Board and JMIC regarding the investment affairs of the Portfolio including economic, statistical and investment matters relevant to the Subadviser's duties hereunder.

      (F) COMPLIANCE MATTERS. The Subadviser, at its expense, will provide JMIC with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. The Subadviser also shall cooperate with and provide reasonable assistance to JMIC, the Portfolio's administrator, the Portfolio's custodian, the Portfolio's transfer agent and pricing agents and all other agents and representatives of the Portfolio, the Trust and JMIC, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Portfolio, the Trust and JMIC, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

      (G) BOOKS AND RECORDS. The Subadviser will maintain for the Portfolio all books and records required to be maintained by the Portfolio pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Portfolio. Pursuant to Rule 31a-3 under the 1940 Act, the Subadviser agrees that: (i) all records it maintains for the Portfolio are the property of the Portfolio; (ii) it will surrender promptly to the Portfolio or JMIC any such records upon the Portfolio's or JMIC's request; and (iii) it will preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records it maintains for the Portfolio. Notwithstanding subsection (ii) above, the Subadviser may maintain copies of such records, without limitation, to comply with its record keeping obligations.

      (H) PROXIES. The Subadviser will, unless and until otherwise directed by JMIC or the Board, vote proxies with respect to the Portfolio's securities

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and exercise  rights in corporate  actions or otherwise in  accordance  with the
Trust's proxy voting guidelines, as amended from time to time, which shall be provided to the Subadviser by JMIC.

3. ADVISORY FEE. JMIC shall pay to the Subadviser as compensation for the Subadviser's services rendered pursuant to this Agreement a fee based on the average daily net assets of the Portfolio at the annual rate 0.15%. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. JMIC (and not the Portfolio) shall pay such fees. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of the Portfolio for such days.

4.    REPRESENTATIONS AND WARRANTIES.
      ------------------------------

      (A)    SUBADVISER.  The   Subadviser represents and warrants to JMIC that:
(i) the retention of the Subadviser by JMIC as contemplated by this Agreement is authorized by the Subadviser's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Subadviser or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of the Subadviser and when executed and delivered by the Subadviser will be a legal, valid and binding obligation of the Subadviser, enforceable against the Subadviser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) the Subadviser is registered as an investment adviser under the Advisers Act; (v) the Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that the Subadviser and certain of its employees, officers and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to JMIC, and shall cause its employees, officers and directors to furnish to JMIC all reports and information required to be provided under such code of ethics with respect to such persons; (vi) the Subadviser is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) the Subadviser will promptly notify JMIC of the occurrence of any event that would disqualify the Subadviser from serving as investment subadviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise; (viii) the Subadviser has provided JMIC with a copy of its Form ADV as most recently filed with the SEC and will furnish a copy of all amendments to JMIC at least annually; and (ix) the Subadviser will notify JMIC of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of the Subadviser, as applicable, and any changes in the key personnel who are the portfolio managers of the Portfolio, in each case prior to or promptly after, such change.

      (B) JMIC. JMIC represents and warrants to the Subadviser that: (i) the retention of the Subadviser by JMIC as contemplated by this Agreement is authorized by the respective governing documents of the Trust and JMIC; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Trust or JMIC or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Advisory Agreement has been duly


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authorized  by  appropriate  action of the Trust and JMIC and when  executed and delivered by JMIC will be a legal, valid and binding obligation of the Portfolio, the Trust and JMIC, enforceable against the Trust and JMIC in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general
equitable  principles   (regardless  of  whether  enforcement  is  sought  in  a
proceeding in equity or law); (iv) JMIC is registered as an investment adviser under the Advisers Act; (v) JMIC has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that JMIC and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) JMIC is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; and (vii) JMIC will promptly notify the Subadviser of the occurrence of any event that would disqualify JMIC from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5. LIABILITY OF THE SUBADVISER. In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Subadviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Subadviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of the Subadviser's fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Subadviser shall not be subject to any liability whatsoever to JMIC or the Trust, or to any shareholder of the Portfolio, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolio. No provision of this Section 5 is intended to create any rights whatsoever to any third parties, including without limitation the shareholders of the Portfolio.

6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to the Portfolio unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

      (a) By vote of a majority of the (i) Board members who are not "interested persons" (as defined in the 1940 Act) of the Trust, JMIC or the Subadviser ("Independent Board Members") or (ii) outstanding voting shares of the Portfolio (as defined in the 1940 Act), the Portfolio may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to JMIC and the Subadviser.

      (b) This Agreement will terminate automatically, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Portfolio by the affirmative vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Portfolio, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Portfolio for their approval and such shareholders fail to

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approve such  continuance  as provided  herein,  the  Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

      (c) JMIC may at any time terminate this Agreement, without the payment of any penalty; by written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time, without the payment of any penalty, terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to JMIC.

      (d) This Agreement automatically and immediately shall terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or if the Advisory Agreement shall terminate for any reason.

      (e) Any notice of termination served on the Subadviser by JMIC shall be without prejudice to the obligation of the Subadviser to complete transactions already initiated or acted upon. Upon termination without reasonable notice by JMIC, the Subadviser will be paid certain previously agreed upon expenses the Subadviser necessarily incurs in terminating the Agreement.

      Upon termination of this Agreement, the duties of JMIC delegated to the Subadviser under this Agreement automatically shall revert to JMIC. Notwithstanding any termination of this Agreement, Sections 5, 9(a), 9(b), 9(d), 10(a), 10(c) and 10(g) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff.

8. SERVICES NOT EXCLUSIVE. The services of the Subadviser to JMIC are not to be deemed exclusive, and the Subadviser shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Subadviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of the Subadviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

9.    ADDITIONAL AGREEMENTS.

      (A) ACCESS TO INFORMATION. The Subadviser shall, upon reasonable notice, afford JMIC at all reasonable times access to Subadviser's officers, employees, agents and offices and to all its relevant books and records and shall furnish JMIC with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Subadviser to provide JMIC with access to the books and records of the Subadviser relating to any other accounts other than the Portfolio.

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      (B)    CONFIDENTIALITY.  The Subadviser shall treat  confidentially and as proprietary information of the Trust and the Portfolio all records and information (including investment holdings and activities of the Portfolio) relative to the Trust and the Portfolio and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply,
when requested to divulge such information by duly   constituted authorities, or
when so requested by the Trust. Notwithstanding the above, the Subadviser may disclose: (i) the identity of the Trust and the Portfolio as part of any representative list of clients of the Subadviser; (ii) the investment results and other data of the Portfolio (without identifying the Portfolio or the Trust) in connection with providing composite investment results of clients of the
Subadviser;  and  (iii)  investments  and  transactions  with  respect  to   the
Portfolio (without identifying the Trust or the Portfolio) in connection with providing composite information of clients of the Subadviser, provided that such disclosure will not be made in such a manner that may reasonably have an adverse effect on the trading activities of the Portfolio.

      (C) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

      (D) NOTIFICATIONS. The Subadviser agrees that it will promptly notify JMIC in the event that the Subadviser or any of its affiliates is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction.

      (E) INSURANCE. The Subadviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of the Subadviser's business activities.

      (F) SHAREHOLDER MEETING EXPENSES. in the event that the Trust shall be required to call a meeting of shareholders solely due to actions involving the Subadviser, including, without limitation, a change of control of the Subadviser, the Subadviser shall bear all reasonable expenses associated with such shareholder meeting.

10.   MISCELLANEOUS.
      -------------

      (A) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

JMIC:           John McStay Investment Counsel, L.P.
                5949 Sherry Lane, Suite 1600
                Dallas, Texas 78988
                Facsimile No.: (214) 365-1000
                Attention: Compliance Department

Subadviser:     AIG Global Investment Corp.
                175 Water Street, 25th Floor
                New York, New York 10038
                Facsimile No.: ____________________________
                Attention: Richard Biegen

With a copy to:

                AIG Global Investment Corp.
                General Counsel
                70 Pine Street
                New York, New York 10270

      (B) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

      (D) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (E)    HEADINGS.   The  captions  in  this   Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (F) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof.

      (G) LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligations of the Portfolio under this Agreement are not binding upon the Trustees or the shareholders individually but are binding only upon the assets and property of the Portfolio.

      IN WITNESS WHEREOF, JMIC and the Subadviser have caused this Agreement to be executed as of the date first set forth above:


                                        John McStay Investment Counsel, L.P.



                                        By:  /s/ Wayne G. Willems
                                           -------------------------------------
                                        Name:  Wayne G. Willems
                                        Title: Chief Executive Officer





                                        AIG Global Investment Corp.




                                        By:   /s/ Michael Kelly
                                           -------------------------------------
                                        Name:  Michael Kelly
                                        Title: Managing Director